Exhibit 99.1

For Immediate Release

For more information:

Rex S. Schuette

Chief Financial Officer

(706) 781-2266

Rex_Schuette@ucbi.com

UNITED COMMUNITY BANKS, INC. ANNOUNCES ACQUISITION OF

TIDELANDS BANCSHARES, INC.

•	Strategic purchase completes a two-step plan, accelerating growth in attractive coastal South Carolina markets
•	Additional organic growth from lift-out of an experienced lending team
•	Compelling acquisition that is immediately accretive to operating earnings

BLAIRSVILLE, GA – April 4, 2016 – United Community Banks, Inc. (NASDAQ: UCBI) (“United”) and Tidelands Bancshares, Inc. (OTC Pink: TDBK) (“Tidelands”) announced today a definitive agreement for United to acquire Tidelands and its wholly-owned bank subsidiary, Tidelands Bank. Tidelands is headquartered in Mt. Pleasant, South Carolina and in addition to its Charleston area presence, operates branch offices in Myrtle Beach and Hilton Head. The acquisition of Tidelands will enhance United’s position in key growth markets in coastal South Carolina, provide an important bank platform to support a recent lift-out of a team of experienced, in-market lenders, and facilitate United’s ability to offer expanded banking products and services to Tidelands’ customer base. The transaction has been unanimously approved by the Boards of Directors of each company and is expected to close in the third quarter of 2016.

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Exhibit 99.1

“The acquisition of Tidelands represents the second step of a two-step plan associated with our coastal South Carolina growth strategy,” stated Jimmy Tallent, chairman and chief executive officer of United. “The first step, which occurred during the third quarter of 2015, included the hiring of a group of experienced, Charleston area bankers who we have known and respected for many years. Since joining United, these bankers — who have been operating out of a temporary banking office — have produced approximately $85 million of new loans and commitments within the last five months. The pairing of these lenders and the expected additions thereto, with an in-market bank platform, will greatly accelerate United’s growth opportunities in the coastal South Carolina markets.

“The combination of these two steps goes beyond the traditional entry-by-acquisition model and firmly establishes us in three key coastal South Carolina markets that are considered to be among the most attractive for growth and business in both the Southeast and in the country,” Tallent added. “The recession took its toll on Tidelands, as it did to so many other community banks in the Southeast. Despite their challenges, Tidelands’ bankers were able to build a solid franchise in outstanding markets with loyal customers and a core deposit base.”

Under the terms of the merger agreement, Tidelands’ common shareholders will receive cash equal to $0.52 per share or an aggregate of approximately $2.2 million. Additionally, United has entered into an agreement with the United States Department of Treasury whereby it will redeem all of Tidelands’ fixed rate cumulative preferred stock that was issued to the Treasury under the Treasury’s Capital Purchase Program, plus unpaid dividends for $9.0 million in aggregate, which represents a 56 percent discount.

The transaction is expected to be $0.09 - $0.10 accretive to United’s fully diluted earnings per share in 2017 with all operating expense savings realized. It is also expected to be approximately 1.5 percent dilutive to United’s tangible book value per share at closing with an earn-back period of approximately two years, including one-time transaction costs. An investor presentation, which summarizes a number of the key operating assumptions, is available on United’s website at ucbi.com under Investor Relations – Event & Presentations. This transaction will be also discussed during United’s first quarter 2016 earnings release and conference call to be held on Wednesday, April 27, 2016 at 11:00 a.m.

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Exhibit 99.1

“Without a doubt, the Tidelands Bank, which includes over 10,000 customers, significantly accelerates our coastal South Carolina expansion strategy and when combined with the lift-out of a group of experienced lenders, leverages our existing, on the ground, senior leadership and in-market resources,” said Tallent. “Bringing our two franchises together will result in measureable strategic and financial upside, including significant earnings accretion. Additionally, we have approached this expansion opportunity with conservative assumptions to mitigate risk and position our company well for future growth opportunities in the Charleston, Myrtle Beach and Hilton Head markets. We are very excited about what lies ahead.”

Under terms of the transaction, Tidelands Bank will merge into United’s bank subsidiary United Community Bank and operate under its brand. Tidelands Bank currently operates four branches in the Charleston area, two branches in Myrtle Beach and one branch in Hilton Head. As of December 31, 2015, Tidelands reported approximately $466 million in assets, $421 million in deposits and $325 million in loans.

“This acquisition is consistent with our long term strategy of targeting attractive markets that we know well, identifying a great team of bankers to deliver the United experience, and then either building brick and mortar around them or finding an attractive partner to accelerate their success,” said Lynn Harton, president and chief operating officer of United. “In this case, Tidelands brings meaningful market share, a great branch distribution system, and a talented team who successfully managed the bank during challenging times. We are confident this combination will deliver strong returns for our shareholders and expanded opportunities for our customers.”

Harton further stated, “As previously discussed, we fully intended to grow past the $10 billion asset threshold and we have been preparing our risk and control functions for this eventuality for several years. The acquisition of Tidelands increases the likelihood that we will end the year above $10 billion in assets, and if so, the loss of interchange revenue to the Durbin Amendment and higher FDIC insurance costs will result in a reduction of earnings per share of slightly more than two cents per quarter. The earliest this impact would be realized is during the third quarter of 2017.” Harton concluded, “Given our ultimate intent to cross the threshold, the earnings per share accretion from the acquisition is truly additive, but it is also notable that it more than covers the estimated negative impacts of the Durbin Amendment and FDIC costs that may begin in the second half of 2017.”

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Exhibit 99.1

Completion of the transaction is subject to customary closing conditions, including the receipt of required regulatory approvals and the approval of Tidelands’ shareholders.

Sandler O’Neill + Partners, L.P. acted as financial advisor to United in connection with the transaction, and Troutman Sanders LLP served as its legal advisor. Bank Street Partners, LLC served as exclusive financial advisor and rendered a fairness opinion to Tidelands, and Nelson Mullins Riley & Scarborough LLP served as its legal advisor.

Caution About Forward-Looking Statements

This news release contains forward-looking statements, as defined by federal securities laws, including statements about United’s financial outlook and business environment. These statements are based on current expectations and are provided to assist in the understanding of future financial performance. Such performance involves risks and uncertainties that may cause actual results to differ materially from those expressed or implied in any such statements. For a discussion of some of the risks and other factors that may cause such forward-looking statements to differ materially from actual results, please refer to United’s filings with the Securities and Exchange Commission (“SEC”) including its 2015 Annual Report on Form 10-K under the sections entitled “Forward-Looking Statements” and “Risk Factors.” Forward-looking statements speak only as of the date they are made, and United undertakes no obligation to update or revise forward-looking statements.

Additional Information and Where to Find It

In connection with the proposed merger, Tidelands plans to file a proxy statement and all other relevant materials with the SEC. Promptly after filing its definitive proxy statement with the SEC, Tidelands will mail the definitive proxy statement to each stockholder entitled to vote at a special meeting related to the proposed merger. TIDELAND’S SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER.

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Exhibit 99.1

Investors will be able to obtain a free copy of documents filed with the SEC at the SEC’s website at sec.gov. In addition, investors may obtain a free copy of Tideland’s filings with the SEC from Tideland’s website at tidelandsbank.com.

Participants in the Merger Solicitation United and Tidelands, and certain of their respective directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the shareholders of Tidelands in respect of the proposed merger. Information regarding the directors and executive officers of United is set forth in its 2015 Annual Report on Form 10-K, definitive proxy statement for United’s 2016 annual meeting of shareholders and other documents filed by United with the SEC. Information regarding the directors and executive officers of Tidelands who may be deemed participants in the solicitation of proxies from the shareholders of Tidelands in connection with the proposed merger will be included in the proxy statement for Tidelands’ special meeting of shareholders, which will be filed by United with the SEC. Additional information regarding the interests of such participants will be included in the proxy statement and other relevant documents regarding the proposed transaction filed with the SEC when they become available.

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Exhibit 99.1

About United Community Banks, Inc.

United Community Banks, Inc. (NASDAQ: UCBI) is a registered bank holding company based in Blairsville, Georgia, with $9.6 billion in assets. The company’s banking subsidiary, United Community Bank, is one of the Southeast region’s largest full-service banks, operating in 134 offices in Georgia, North Carolina, South Carolina and Tennessee. The bank specializes in providing personalized community banking services to individuals, small businesses and corporations. Services include a full range of consumer and commercial banking products, including mortgage, advisory and treasury management. United Community Bank is consistently recognized for its outstanding customer service by respected national research firms. In 2014 and 2015, United Community Bank was ranked first in customer satisfaction in the Southeast by J.D. Power and again in 2016 was ranked among the top 100 on Forbes list of America’s Best Bank. Additional information about the company and the bank’s full range of products and services can be found at ucbi.com.

About Tidelands Bancshares, Inc.

Tidelands Bancshares, Inc. (OTC Pink: TDBK), headquartered in Mt. Pleasant, South Carolina operates as a bank holding company of Tidelands Bank. Tidelands is a local community bank focused on serving individuals, families, entrepreneurs, and small business in the South Carolina Low Country with seven locations serving Charleston, Dorchester, Berkeley, Horry, Beaufort, Jasper and Georgetown counties. Additional information about Tidelands and the bank’s full line of products and services can be found at tidelandsbank.com.

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